EXHIBIT 2.1

ARTICLES OF INCORPORATION

DEAN HELLER
Secretary of State

101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

Office Use Only:
FILED # C11118-01
APR 27 2001
IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing

1. Name of Corporation

SALAMON GROUP, INC.

2. Resident Agent Name and Street Address: (Must be a Nevada address where process may be served)

NAME
NATIONAL REGISTERED AGENTS, INC. OF NV

STREET ADDRESS	CITY		ZIP
1100 EAST WILLIAM STREET, SUITE 207	CARSON CITY	NEVADA	89701

3. Shares: (No of shares corporation authorized to issue)

Number of shares with par value:	Par value:	Number of shares without par value:
50,000,000	$0.001	0

4. Names, Addresses, Number of Board of Directors/Trustees:

The First Board of Directors/Trustees shall consist of members whose names and addresses are as follows:

1. NAME JOHN SALAMON

STREET ADDRESS	CITY	STATE	ZIP
302-1028 ALBERNI STREET	VANCOUVER, B.C.	CANADA	V6E 1A3

2. NAME

STREET ADDRESS	CITY	STATE	ZIP

3. NAME

STREET ADDRESS	CITY	STATE	ZIP

4. NAME

STREET ADDRESS	CITY	STATE	ZIP

5. Purpose (Optional-See Instructions)

The purpose of this corporation shall be:

6. Other Matters: (See Instructions)

Number of addition pages: 1

7. Names, Addresses and Signatures of Incorporators: (If more than two incorporators, please attach additional pages)

NAME
WILLIAM H. CAFFEE OF WHITE & LEE LLP

Signature [signature]

STREET ADDRESS	CITY	STATE	ZIP
805 SW BROADWAY, SUITE 2440	PORTLAND	OR	97205

NAME

Signature

STREET ADDRESS	CITY	STATE	ZIP

8. Certificate of Acceptance of Appointment of Resident Agent:

I, NATIONAL REGISTERED AGENTS, INC. OF NV hereby accept appointment as Resident Agent for the above named corporation.

by Rutta A McCool asst. sec.

Authorized Signature of Resident Agent or Resident Agent Company

Date April 30, 2001

                     ATTACHMENT TO ARTICLES OF INCORPORATION
                                       OF
                               SALAMON GROUP, INC.

        This attachment to the Articles of Incorporation of Salamon Group, Inc.
(the "Corporation") sets forth optional provisions provided in NRS 78.037 as follows:

        6.      SHARES
                ------

                The Corporation is authorized to issue two classes of stock to be designated "Common Stock" and "Preferred Stock." The aggregate number of shares, which the Corporation is authorized to issue is Fifty Million
(50,000,000) shares, Ten Million (10,000,000) shares of which shall be Preferred
Stock and Forty Million (40,000,000) shares of which shall be Common Stock. The
Common Stock and the Preferred Stock shall be $0.001 par value.

        6.      OTHER MATTERS
                -------------

                6.1  DIRECTOR   LIABILITY.   No  director  shall  have  personal
liability  to the  Corporation  or its  shareholders  for  monetary  damages for conduct as a director,  except for the following  acts: A) acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of the law; or B) any unlawful  distribution under the Nevada Business  Corporation
Act.

                6.2 OFFICER  LIABILITY.  No officer or  incorporator  shall have personal  liability to the Corporation or its  shareholders for monetary damages for conduct as an officer,  except for the following  acts: A) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of  the  law;  or  B)  any  unlawful  distribution  under  the  Nevada  Business
Corporation Act.

                6.3   INDEMNIFICATION.   The  Corporation  shall  indemnify  its
directors and officers from liability and shall advance funds for the defense of officers and directors to the fullest extent permitted under the Nevada Business
Corporation Act.  Expenses shall be advanced to the individual who is a party to a  proceeding  for which  indemnification  is  available  upon  execution  of an undertaking  to  repay  the  advance  if it is  ultimately  determined  that the individual  did not meet a standard  of  conduct  for which  indemnification  is permitted.

ATTACHMENT TO ARTICLES OF INCORPORATION

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SALAMON GROUP, INC.** did on **April 27, 2001** file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on **April 30, 2001**.

Secretary of State

By

Certification Clerk